CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-02377, 333-11817, 33-27814, 333-83025, 333-85231 and 333-100211) and Form S-8 (Nos. 333-66960, 333-59264, 333-74416, 333-35690, 333-74955, 333-76417, 333-89719, 333-67301, 333-59911, 333-71171, 333-67591, 333-71253, 333-41089, 333-28507, 333-17363, 333-13207, 333-13205, 333-02363, 2-87392, 33-23306, 33-35928, 33-53454, 33-55257, 33-56269, 33-65467 and 333-88444) of Union Planters Corporation of our report dated January 16, 2003 relating to the consolidated financial statements, which appears in Appendix F of Union Planters Corporation's 2003 Definitive Proxy Statement and which is incorporated by reference in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP

Memphis, Tennessee

March 14, 2003